UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) JANUARY 29, 2007
                                                         ----------------

                                 ULTRATECH, INC.
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             (Exact name of registrant as specified in its charter)




           DELAWARE                     0-22248               94-3169580
------------------------------- ------------------------ ----------------------
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                   Identification No.)

         3050 ZANKER ROAD, SAN JOSE, CALIFORNIA              95134
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        (Address of principal executive offices)           (Zip Code)

 Registrant's telephone number, including area code       (408) 321-8835
                                                    ---------------------------


                                       N/A
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
          DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2007 MANAGEMENT INCENTIVE COMPENSATION PLAN
-------------------------------------------

On January 29, 2006, the Compensation Committee of the Ultratech, Inc. Board of Directors adopted the 2007 Management Incentive Plan as a performance-based cash bonus program for the company's executive officers and other selected employees. Performance objectives for the company's 2007 fiscal year were established based on separate revenue and earnings per share goals set at target, above-target tier I and above-target tier II levels. Bonus potentials for each participant were established for each of the three specified levels of attainment. Following the close of the 2007 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the revenue and earnings per share objectives are attained. Half of the actual bonus amount will be paid to each participant following the close of the 2007 fiscal year, provided the participant continues in the company's employ through such date or is otherwise eligible for such portion by reason of his or her retirement at or after age 65. The other half will be deferred and subject to an annual installment vesting schedule tied to the participant's continued service with the company over an additional three-year period. The deferred portion will be paid as it vests and will earn interest at the prime rate until paid. The plan provides for a pro-rated bonus in the event the participant's employment should terminate under certain defined circumstances during the performance period. The deferred portion of the bonus will immediately vest and become payable in the event the participant's employment terminates under certain defined circumstances during the deferral period. Accelerated payouts under the plan may also occur in the event of certain changes in control or ownership of the company.

The executive officers named in the chart below have been selected for participation in the plan for the 2007 fiscal year, with the applicable bonus potential indicated for each level of attainment of the performance objectives. If the level of attainment is above target level but below Tier I level, the bonus potential will be in a dollar amount interpolated on a straight line basis between $0 and the Tier I dollar amount. Should the company's revenue and earnings per share for the 2007 fiscal year exceed the Tier II level, then the bonus potential listed below for that level would also increase based on the amount by which the results exceed the Tier II goals. The bonus amounts will be interpolated on a straight line basis if performance attainment is at a point between the Tier I and Tier II levels.

BONUS POTENTIAL AT APPLICABLE LEVEL OF ATTAINMENT*
-------------------------------------------------
        Name                     Target             Tier I            Tier II
        ----                     ------             ------            -------
A. Zafiropoulo     Revenue        $0               $250,000           $500,000
                     EPS          $0               $250,000           $500,000
B. Wright          Revenue        $0               $117,500           $235,000
                     EPS          $0               $117,500           $235,000



* HALF PAID AT END OF PERFORMANCE PERIOD; OTHER HALF PAYABLE OVER FOLLOWING THREE YEARS.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 30, 2007, the Board of Directors of Ultratech, Inc. amended the company's Bylaws to change the number of authorized seats constituting the full Board of Directors from eight (8) to seven (7). The eliminated seat was vacant, and therefore there was no change in the membership of the Board of Directors in connection with the amendment. The Bylaws, as amended, are attached hereto as
Exhibit 3.1 and are incorporated herein by reference.

ITEM 9.01                  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 3.1                Bylaws, as amended

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                 ULTRATECH, INC.
--------------------------------------------------------------------------------
                                  (Registrant)



Date: February 2, 2007   By:/s/ Bruce R. Wright
      ----------------      ----------------------------------------------------
                             Bruce R. Wright
                             Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT           DESCRIPTION

3.1               Bylaws, as amended